Exhibit 10.48

SECOND AMENDED AND RESTATED
2008 EQUIPMENT PURCHASE NOTE

THIS NOTE IS NOT A NOVATION

$1,000,000.00	St. Louis, Missouri
September ___, 2013

FOR VALUE RECEIVED, the undersigned, Synergetics, Inc., a Missouri corporation, and Synergetics USA, Inc., a Delaware corporation (“Borrowers”), hereby jointly and severally promise to pay to the order of Regions Bank (the “Lender”), at its main office in St.  Louis, Missouri, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million and 00/100 Dollars ($1,000,000.00) or such lesser amount may be outstanding from time to time, reflecting the 2008 Equipment Purchase Loan made by Lender to Borrowers under the Credit Agreement (defined below), together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement dated as of March 13, 2006 (as so amended, modified, restated or replaced from time to time, the “Credit Agreement”) by and among the Lender and the Borrowers.  The principal hereof shall be due and payable on the Equipment Purchase Loan Maturity Date, as defined in the Credit Agreement.  Interest shall be payable in arrears on the first day of each month after the date of this Note, until all principal under this Note is paid in full.  This Note may be prepaid in whole or in part from time to time without prepayment penalty.

This Note is the 2008 Equipment Purchase Note referred to in the Credit Agreement.  This Note is secured pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrowers hereby agree to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

This Note shall be governed by the internal substantive laws of the State of Missouri, without regard for its conflicts-of-law principles.

ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT  OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE,  REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED  TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM  MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH  MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE  STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

This Note is a replacement for, but not a novation or refinancing of, the 2008 Equipment Purchase Note dated as of June 5, 2009.  This Note does not evidence or effect a release, or relinquishment of the priority of, security interests in any Collateral (as defined in the Credit Agreement).

BORROWERS:

SYNERGETICS, INC.

By:
Name:
Title:

SYNERGETICS USA, INC.

By:
Name:
Title:

Signature Page to Amended and Restated 2008 Equipment Purchase Note